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                 AMENDMENT TO AGREEMENT FOR WHOLESALE FINANCING


        This Amendment is made to that certain Agreement for Wholesale Financing executed on the 15th day of January, 1996, between MULTIPLE ZONES INTERNATIONAL, INC. ("Dealer") and DEUTSCHE FINANCIAL SERVICES CORPORATION ("DFS"), as amended ("Agreement").

        FOR VALUE RECEIVED, DFS and Dealer agree as follows:

        1. Section 3 of the Agreement is hereby restated to read in its entirety as follows:

        "3. GRANT OF SECURITY INTEREST. To secure payment of all of Dealer's current and future debts to DFS, whether under this Agreement or any current or future guaranty or other agreement, Dealer grants DFS a security interest in all of Dealer's inventory and equipment, whether now owned or hereafter acquired, all discounts, incentive payments, rebates, credits (other than advertising co-ops), attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof, and all accounts, contract rights, chattel paper, instruments, reserves and general intangibles, owned by or due Dealer, now or in the future, however these may be due Dealer and wherever located, arising from any of the above described inventory and equipment and all proceeds thereof. All such assets are collectively referred to herein as the "Collateral." All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state are used herein with such meanings. All Collateral financed by DFS, and all proceeds thereof, will be held in trust by Dealer for DFS, with such proceeds being payable in accordance with Section 9."

        2. Section 9 of the Agreement is hereby restated to read in its entirety as it appears in the original Agreement for Wholesale Financing dated January 15, 1996, without giving effect to Section 2 of that certain Addendum dated January 15, 1996, which Section 2 is hereby deleted in its entirety.

        3. Section 29 Supplemental Inventory Facility is incorporated into the Agreement as if fully set forth therein to read as follows:

        "29. SUPPLEMENTAL INVENTORY FACILITY.

        29.1 CREDIT FACILITY. Subject to the terms of this Agreement, DFS agrees to provide to Dealer a Supplemental Inventory Facility of Twenty Million and no/100 Dollars ($20,000,000.00). DFS' decision to advance funds will not be binding until the funds are actually advanced.

        29.2 SPECIAL DEFINITIONS. The following terms will have the following meanings with respect to the Supplemental Inventory Facility:
                "Business Day": Any day that is not a Saturday, Sunday or day on which banks in San Francisco, California, or New York, New York, are required or permitted to be closed, and on which dealings in U.S. dollar deposits are carried out in the interbank eurodollar market.
                "Conversion", "Convert" and "Converted": each refer to a conversion of Supplemental Inventory Loans from either LIBOR Loans to Prime Rate Loans or vice versa.


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        "Electronic Transfers": means any electronic transfer by Automated
        Clearing House, Federal Wire Funds Transfer or such other electronic means as DFS may announce from time to time. "Eurocurrency Liabilities': has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Eurocurrency Reserve Percentage": for any Interest Period for all LIBOR Loans comprising part of the same borrowing, means the daily average reserve percentage applicable during each day of such LIBOR Loans under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any emergency, supplemental or other marginal reserve requirement for a member bank of the Federal Reserve System in New York City) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Loans is determined) having a term equal to such Interest Period.

        "Funding Date": shall mean the date designated by Dealer for the making of a Supplemental Inventory Loan hereunder.

        "Interest Period": means, for each LIBOR Loan the period commencing on the date of such LIBOR Loan or the date of the Conversion of any Prime Rate Loan into a LIBOR Loan, and ending on the last day of the period selected by Dealer pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Dealer requesting a LIBOR Loan pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as Dealer may, upon notice received by DFS not later than 11:00 a.m. (San Francisco, California time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

                (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next-preceding Business Day;

                (b) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                (c) no Interest Period may be selected that ends after the term of this Agreement.

        "Inventory": shall mean all of Dealer's presently owned and hereafter acquired goods which are held for sale or lease.

        "LIBOR Loans": shall mean Supplemental Inventory Loans bearing interest for Interest Periods at a rate determined by reference to the LIBOR Rate (Reserve Adjusted).

        "LIBOR Rate": means, for any Interest Period, an interest rate per annum, truncated to the nearest one-thousandth of one percent, for


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        deposits in U.S. dollars that appears on page 3750 of the Dow Jones
        Telerate Service (or any other page that may replace any such page on such service in the judgment of DFS) at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period.

        "LIBOR Rate (Reserve Adjusted)": shall mean, for any LIBOR Loan for any Interest Period, the rate per annum obtained by dividing the LIBOR Rate by a percentage equal to 100% minus the Eurocurrency Reserve percentage for such Interest Period.

        "Prime Rate": for purposes of the Supplemental Inventory Facility only, the rate of interest which Chase Manhattan Bank publicly announces from to time to time as its prime rate or reference rate; provided, however, that for purposes of the Supplemental Inventory Facility only, the interest rate charged to Dealer on Prime Rate Loans will at no time be computed on a Prime Rate of less than seven percent (7%) per annum. The Prime Rate will change and take effect for purposes of the Supplemental Inventory Facility on the day that Chase Manhattan Bank announces any change in its Prime Rate or reference rate.

        "Prime Rate Loans": shall mean Supplemental Inventory Loans bearing interest at a rate determined by reference to the Prime Rate.

        "Supplemental Inventory Facility": a credit facility extended pursuant to this Section 29.

        "Supplemental Inventory Loan": shall mean any advance made to or for the benefit of Dealer pursuant to the Supplemental Inventory Facility, and shall consist of LIBOR Loans and Prime Rate Loans.

29.3 LOAN OPTIONS. Each Supplemental Inventory Loan shall be either a Prime Rate Loan or a LIBOR Loan as shall be selected by Dealer, except as otherwise provided herein. During any period that any default under this Agreement or any event which with notice, the passage of time, or both, would constitute a default, shall occur and be continuing, Dealer shall no longer have the option of electing LIBOR Loans, and all Supplemental Inventory Loans made during such period shall be Prime Rate Loans only; it being understood, however, that nothing herein shall be construed to waive, amend or modify any right or power of DFS hereunder, including, without limitation, all rights to terminate the credit facilities hereunder and declare all Obligations immediately due and payable. No LIBOR Loans shall be made for less than the number of days designated for the Interest Period of any such Supplemental Inventory Loan, and in no event less than 30 days prior to the termination of this Agreement. Each LIBOR Loan shall be in an original principal amount of One Million Dollars ($1,000,000.00), or any whole multiple of One Million Dollars ($1,000,000.00) in excess thereof. All Supplemental Inventory Loans will be funded and repaid in currency of the United States.

        29.3.1 BORROWING PROCEDURES. The Dealer shall give DFS written notice (which may be made by facsimile, with the original promptly delivered to DFS), not later than 11:00 a.m., San Francisco, California time, at least three (3) Business Days prior to the Funding Date in the instance of LIBOR Loans, or one (1) Business Day prior to the Funding Date in the instance of Prime Rate Loans. Each notice shall specify (i) the Funding Date, (ii) the aggregate amount of the Loans requested, (iii) whether the Supplemental Inventory Loan shall be a Prime Rate Loan or a LIBOR Loan, and (iv) with respect to LIBOR Loans, the Interest Period with respect thereto (subject to the limitations set forth in the definition of Interest Period). Any notice not specifying the type of Supplemental Inventory Loan shall be deemed a request for a Prime Rate Loan. In

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        the case of any LIBOR Loan, failure to deliver a timely notice shall be deemed a request for a Prime Rate Loan.

        29.3.2 MATURITY OF LOANS. Each LIBOR Loan shall mature on the last day of the applicable Interest Period, but in no event later than the term of this Agreement.

        29.3.3 CONVERSION AND DESIGNATION OF INTEREST PERIODS.

                (i) Dealer may on any Business Day, upon notice given to DFS not later than 11:00 a.m. (San Francisco, California time) on the third Business Day prior to the date of the proposed Conversion, Convert all or any portion of the Supplemental Inventory Loans; provided that:

                (1) any conversion of LIBOR Loans into Prime Rate Loans shall be made only on the last day of an Interest Period for such LIBOR Loans; any conversion of Prime Rate Loans into LIBOR Loans, shall be in an amount not less than the minimum amount specified in Section 29.3;

                (2) each Conversion of less than all Supplemental Inventory Loans comprising part of the same borrowing shall be deemed to be an additional Supplemental Inventory Loan for purposes of
                Section 29.3; and

                (3) no Prime Rate Loans may be Converted into LIBOR Loans while a default under this Agreement or any event which with notice, the passage of time, or both, would constitute a default, has occurred and is continuing.

        Each such notice of Conversion shall, within the restrictions specified above, specify (x) the date of such conversion, (y) the Supplemental Inventory Loans to be Converted and (z) if such conversion is into LIBOR Loans, the initial Interest Period for such Supplemental Inventory Loans. Each notice of Conversion shall be irrevocable and binding on Dealer.

        (ii) On the date on which the aggregate unpaid principal amount of LIBOR Loans shall be reduced, by payment or prepayment or otherwise, to less than One Million Dollars ($1,000,000.00), such LIBOR Loans shall automatically Convert into Prime Rate Loans.

        (iii) If Dealer shall fail to select the duration of any Interest Period for any LIBOR Loans in accordance with the provisions contained in the definition of "Interest Period", DFS will forthwith so notify Dealer, whereupon each such LIBOR Loan will automatically on the last day of the then-existing Interest Period therefor Convert into a Prime Rate Loan.

29.3.4  INTEREST; CALCULATION OF CHARGES.

        (a) Prime Rate Loans.

        (i) Interest. Dealer hereby agrees to pay interest to DFS, on the Daily Contract Balance (AS defined below) owed under Dealer's Prime Rate Loans at a per annum rate that is equal to the Prime Rate minus twenty five one-hundredths of one percent (0.25%) per annum. Interest on Prime Rate Loans prior to maturity shall be payable monthly and at maturity.

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        (ii) Calculation Of Charges. Such interest rate will: (i) be computed based on a 360 day year; (ii) be calculated with respect to each day by multiplying the Daily Rate (as defined below) by the Daily Contract Balance; and (iii) accrue from the date DFS authorizes any Electronic Transfer or otherwise advances a Prime Rate Loan to or for the benefit of Dealer, until DFS receives full payment of the principal debt Dealer owes DFS in good funds in accordance with DFS' payment recognition policy and DFS applies such payment to Dealer's principal debt in accordance with the terms of this Agreement.

        (iii) Definitions. The "Daily Rate" is the quotient of the applicable annual rate provided herein divided by 360. The "Daily Contract Balance" is the amount of outstanding principal debt which Dealer owes DFS on the Prime Rate Loans at the end of each day (including the amount of all Electronic Transfers authorized) after DFS has credited payments which it has received on the Prime Rate Loans.

        (b) LIBOR Loans.

        (i) Interest. The unpaid principal amount of the LIBOR Loans shall bear interest prior to maturity at a rate per annum equal to the LIBOR Rate (Reserve Adjusted) in effect for each Interest Period, plus two percent (2.0%) per annum. Interest on LIBOR Loans prior to maturity shall be payable monthly and at maturity.

        (ii) Calculation of Charges. Interest on each LIBOR Loan shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed, calculated as to each Interest Period from and including the first day thereof but excluding the last day thereof.

29.4 SUPPLEMENTAL INVENTORY LOANS. As long as Dealer's credit and financial condition are satisfactory to DFS, DFS will from time to time loan to Dealer, at Dealer's request, such amount as DFS, in its sole discretion, may deem advisable, but in any event not more than (a) the Loan Value (as defined below) of Dealer's Supplemental Inventory (as defined below), minus (b) the amount of Dealer's SPP Deficit (as defined below), if any, under Dealer's scheduled payment inventory floorplan financing program with DFS (the "SPP Program") (a) minus (b) is referred to as the "Supplemental Inventory Available Credit").

As used in this Section, the term "Supplemental Inventory" means Dealer's Inventory (a) which is aged less than one hundred fifty (150) days from the date of invoice; (b) that conforms to the representations and warranties of Sections 4 and 29.7 of this Agreement; (c) that is in Dealer's possession and control and is at all times subject to DFS' duly perfected first priority security interest; and (e) that DFS deems, in its sole discretion, to be acceptable for financing pursuant to this Section.

As used in this Section, the term "Loan Value" means the lesser of (1) sixty percent (60%) of the Value (as defined below) of the Supplemental Inventory; and
(2) Dealer's maximum Supplemental Inventory Facility from time to time established by DFS.

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As used in this Section, the term "Value" means the sum of (i) the cost to
Dealer of Dealer's Supplemental Inventory (taking into account any reduction in such cost due to price protection credits received by Dealer), with respect to all of Dealer's Supplemental Inventory other than Supplemental Inventory being financed by DFS under Dealer's SPP Program, plus (ii) the SPP Surplus (as defined below), if any, with respect to Dealer's Supplemental Inventory which consists of Inventory being financed by DFS under the SPP Program, all as determined in accordance with generally accepted accounting principles consistently applied.

Dealer's "SPP Deficit" shall mean the amount, if any, by which Dealer's total current outstanding indebtedness to DFS under the SPP Program as of the date of the Inventory Report (as defined below) exceeds the SPP Inventory Value (as defined below) as determined by, and as of the date of, the Inventory Report. Dealer's "SPP Surplus" shall mean the amount, if any, by which the SPP Inventory Value, as determined by, and as of the date of, the Inventory Report, exceeds Dealer's total current outstanding indebtedness to DFS under the SPP Program as of the date of the Inventory Report. Such SPP Deficit or SPP Surplus, as applicable, will remain in effect for purposes of this Agreement until the preparation and delivery by Dealer to DFS of a new Inventory Report.

The term "SPP Inventory Value" is defined herein to mean the cost to Dealer, as determined in accordance with generally accepted accounting principles consistently applied, of Dealer's Inventory financed by DFS under the SPP Program (taking into account any reduction in such cost due to price protection credits received by Dealer), that is aged less than one hundred fifty (150) days from the date of invoice, that is unsold and in Dealer's possession and control as of the date of the Inventory Report and to the extent that DFS has a first priority, fully perfected security interest therein.

29.5 INVENTORY REPORTS. Dealer will deliver to DFS weekly, upon each request for an advance and as otherwise requested by DFS, an inventory report in such detail as DFS may request from time to time, which, among other things, separately specifies the cost of all of Dealer's Inventory financed by DFS under the SPP Program and the cost of all of Dealer's Inventory not being financed under the SPP Program (taking into account any reduction in such cost due to price protection credits received by Dealer), that is unsold and in Dealer's possession and control as of the date of the Inventory Report (the "Inventory Report").

29.6 PAYMENTS. If at any time the aggregate amount of outstanding Supplemental Inventory Loans exceeds the Supplemental Inventory Available Credit, Dealer will, immediately upon demand, repay an amount of the Supplemental Inventory Loans equal to the difference between (a) such aggregate amount of outstanding Supplemental Inventory Loans and (b) the Supplemental Inventory Available Credit. Furthermore, as an amendment to the terms of Dealer's SPP Program, in the event Dealer's SPP Deficit exceeds at any time (a) the Loan Value of Dealer's Supplemental Inventory, minus (b) the outstanding

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Supplemental Inventory Loans, Dealer will immediately pay to DFS, as a reduction of Dealer's total current outstanding indebtedness to DFS under the SPP Program, the difference between (i) Dealer's SPP Deficit, and (ii) (a) the Loan Value of Dealer's Supplemental Inventory minus (b) Dealer's Outstanding Supplemental Inventory LOANS.

29.7 WARRANTIES, REPRESENTATIONS AND COVENANTS. Dealer warrants and represents to DFS and covenants and agrees with DFS that (except as otherwise specified in this Agreement: (a) Inventory will be at all times subject to DFS' duly perfected first priority security interest; (b) Inventory will be kept only at the following locations: ______________________________________________________
______________________________; (c) on or before the 10th day of each month and, in any event, immediately upon each demand by DFS therefor, Dealer will execute and deliver to DFS schedules specifying Dealer's cost of Inventory, the selling price thereof and such other matters and information relating to Inventory as DFS may from time to time request: (d) Dealer now keeps and will keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Dealer's cost therefor and the selling price thereof, the daily withdrawals therefrom and the additions thereto: (e) Inventory is not and will not be stored with a bailee, repairman, warehouseman or similar party without DFS' prior written consent, and Dealer will, concurrently with delivery to such party, cause any such party to issue and deliver to DFS, in form acceptable to DFS, warehouse receipts, in DFS' name evidencing the storage Of such Inventory, and waivers of warehouseman's liens in favor of DFS; (f) DFS and its agents and representatives may, from time to time upon demand, during Dealer's usual business hours and upon 24 hour advance written notice to dealer and any warehouseman, inspect and examine Inventory and check and test the same as to quality, quantity, Value and condition, and any collection by DFS of any amounts Dealer owes DFS under this Agreement at or during DFS' examination of the Inventory will not relieve Dealer of its continuing obligation to pay its obligations owed to DFS in strict accordance with the terms of this Agreement;
(g) Dealer will pay all taxes, rents, business taxes, and the like on the premises where the Inventory is located; and (h) Dealer will not rent, lease, lend, demonstrate, pledge, transfer or secrete any of the Inventory or use any of the Inventory for any purpose other than exhibition and sale to buyers in the ordinary course of business, without DFS' prior written consent.

29.8 REVISIONS. Dealer agrees that the percentage of Value advanced, the acceptability and Value of Inventory and the period during which such advances are to remain outstanding are and will be entirely in DFS' sole discretion and that DFS has the right at any time to revise any limit placed by DFS on the amount of such advances or on the valuation of Inventory or DFS may, in its sole discretion, refuse to make further advances. If Inventory remains in stock for a period of time which DFS in its sole judgment deems excessive, such Inventory may, at DFS' option, be considered to be of no value for the purpose of loans or advances although the same remains in stock and DFS shall retain its security interest therein according to the terms and provisions of this Agreement.


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29.9

(a) INCREASED COSTS. If, as a result of any law, regulation, treaty OR directive, or any change therein, or in the interpretation or application thereof or compliance by DFS with any request or directive (whether or not having the force of law) from any court or governmental authority, agency or instrumentality:

        (i) the basis of taxation of payments to DFS (for purposes of this Section 29.9, "DFS" shall also refer to any affiliates of DFS engaged in the funding of the lending obligations hereunder) of the principal of or interest on any LIBOR Loan (other than taxes imposed on the overall net income of DFS by the jurisdiction in which DFS has its principal office) is changed;

        (ii) any reserve, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, DFS are imposed, modified or deemed applicable; or

        (iii) any other condition affecting this Agreement or the LIBOR Loans is imposed on DFS or the interbank eurodollar market;

        and DFS determines that, by reason thereof, the cost to DFS of making or maintaining any of the LIBOR Loans is increased, or the amount of any sum receivable by DFS hereunder in respect of any of the LIBOR Loans is reduced;

        then, Dealer shall pay to DFS upon demand (which demand shall be accompanied by a statement setting forth the basis for the calculation thereof but only to the extent not theretofore provided to Dealer) such additional amount or amounts as will compensate DFS for such additional cost or reduction (provided such amount has not been compensated for in the calculation of the Eurocurrency Reserve Percentage). Determinations by DFS for purposes of this Section of the additional amounts required to compensate DFS in respect of the foregoing shall be conclusive, absent manifest error.

(b) EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. If Dealer has any LIBOR Loan outstanding, or has notified DFS of the intention to borrow a LIBOR Loan as provided herein, then in the event that prior to any Interest Period DFS shall have determined (which determination shall be conclusive and binding on the parties hereto) that deposits of the necessary amount for that relevant Interest Period are not available to DFS in the interbank eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such period or term, as the case may be, DFS shall promptly give notice of such determination to Dealer, and any notice of new LIBOR Loans previously given by Dealer and not yet borrowed or Converted shall be deemed a notice to make a Prime Rate Loan to the extent of DFS' proposed LIBOR Loan.

(c) CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time due to any new law, treaty or regulation, or any change of any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful for DFS to fund any LIBOR Loan which it is committed to make hereunder, the obligation of DFS to provide LIBOR Loans shall, upon the


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happening of such event, forthwith be suspended for the duration of such illegality. If any such change shall make it unlawful to continue LIBOR Loans previously made by it hereunder, DFS shall, upon the happening of such event, notify Dealer thereof in writing stating the reasons therefor, and Dealer shall, if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either Convert such unlawful LIBOR Loans to Prime Rate Loans, or prepay all such LIBOR Loans, without any penalty or premium whatsoever (except as provided in Section 29.9(e), to DFS in full. Any prepayment made pursuant to this Section 29.9(c) shall be deemed to reduce the aggregate credit available under the Supplemental Inventory Facility by the principal amount so prepaid. Any such prepayment shall be subject to the provisions of Section 29.9(e).

(d) CAPITAL ADEQUACY. If DFS shall determine at any time that the adoption of any law, rule, guideline or regulation regarding capital adequacy, or compliance with any law, rule, guideline or regulation regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by DFS with any request or directive or compliance with any law, rule, guideline or regulation regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on DFS' capital as a consequence of its obligations hereunder to a level below that which DFS could have achieved but for such adoption, change or compliance (taking into consideration DFS' policies with respect to capital adequacy) by an amount deemed by DFS to be material, then Dealer shall pay to DFS upon demand such amount or amounts, in addition to the amounts payable under the other provisions of this Agreement, as will compensate DFS for such reduction. Any such demand by DFS hereunder shall be in writing, and shall set forth the reasons for such demand and copies of all documentation reasonably relevant in support thereof. Determinations by DFS for purposes of this Section 29.9(d) of the additional amount or amounts required to compensate DFS in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, DFS may use any reasonable averaging and attribution methods.

(e) INDEMNITY; PREPAYMENT FEE.

        (i) Dealer will indemnify DFS against any loss or expense which DFS may sustain or incur, including without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain a Supplemental Inventory Loan (a) as a consequence of any failure by Dealer to make any payment when due of any amount due hereunder in connection with a LIBOR Loan, (b) due to any failure of Dealer to borrow on a date specified therefor in a notice thereof, or (c) due to any payment or prepayment of any LIBOR Loan on a date other than the last day of the Interest Period for such Loan.

        (ii) In the event Dealer prepays any LIBOR Loan for any reason, in addition to paying any amounts for which Dealer may be obligated under
        Section 29-9(eHi) above, and in addition to paying all interest owed on such LIBOR Loan, Dealer agrees to pay DFS a prepayment fee in an amount equal to the difference, if any, between (a) the interest which would have been payable by Dealer to DFS if such LIBOR Loan had been a Prime Rate Loan made by DFS on the same day DFS made such LIBOR Loan and repaid on the date of prepayment,

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        minus (b) the interest payable by Dealer on such LIBOR Loan through the date of prepayment. Such prepayment fee will be due and payable in accordance with DFS' billing statement.

(f) DISCRETION AS TO MANNER OF FUNDING. Notwithstanding any provision of the Supplemental Inventory Facility to the contrary, DFS shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for the purposes of the Supplemental Inventory Facility all determinations hereunder shall be made as if DFS had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of each LIBOR Loan and bearing an interest rate equal to the LIBOR Rate. DFS may, if it so elects, fulfill any commitment to make LIBOR Loans by causing a foreign affiliate to make or continue such LIBOR Loans, provided, however, that in such event such Supplemental Inventory Loans shall be deemed for the purposes of the Supplemental Inventory Facility to have been made by DFS, and the obligation of the Dealer to repay such Supplemental Inventory Loans shall nevertheless be to DFS and shall be deemed held by DFS, to the extent of such Supplemental Inventory Loans, for the account of such branch or affiliate.

29.10 CONTINUING REQUIREMENTS. Advances under the Supplemental Inventory Facility will be made by DFS, at Dealer's direction, by paper check or Electronic Transfer. If Dealer does not request advances be made in a specific method of transfer, DFS may determine from time to time in its sole discretion what method of transfer to use.

29.11 CERTAIN CHARGES. Dealer will pay DFS' fees for transfers of funds to or from the Dealer. DFS may, from time to time, announce in writing to Dealer its policies and procedures regarding its administration of this facility, including, without limitation, DFS' fees for transfers of funds to or from Dealer, including Electronic Transfers; any subsequent use by Dealer of this facility following any such announcement shall constitute Dealer's acceptance of such revised policies and procedures.

29.12 DEFAULT INTEREST RATE. In the event of a default under this Agreement and Dealer's failure to cure same within the applicable cure period, if any, DFS may without prior demand, raise the rate of interest accruing on the disbursed unpaid principal balance of any Supplemental Inventory Loan by three percentage points (3%) above the rate of interest otherwise applicable, whether or not DFS elects to accelerate the unpaid principal balances as a result of a default.

29.13 BILLING STATEMENT. In accordance with and pursuant and subject to the terms of Section 11 of this Agreement, DFS will send Dealer a monthly billing statement identifying all interest, fees and other charges due on the Supplemental Inventory Facility.

29.14 INCORPORATION OF OTHER TERMS. To the extent consistent with the terms of the Supplemental Inventory Facility, the other terms of this Agreement shall apply to the Supplemental Inventory Facility. Except as expressly stated above, the terms of the Supplemental Inventory Facility will not apply to Dealer's SPP Program.

        4. The following paragraph is incorporated into the Agreement as if fully set forth therein:

                "Dealer will at all times maintain:

                (a) a Tangible Net Worth and Subordinated Debt in the combined amount of not less than Thirty-Five Million Dollars ($35,000,000.00);

                (b) a ratio of Debt minus Subordinated Debt to Tangible Net Worth and Subordinated Debt of not more than three and one half to one (3.5:1); and

                (c) Working Capital of not less than Thirty Million Dollars ($30,000,000.00).

                For purposes of this paragraph: (i) "Tangible Net Worth" means the book value of Dealer's assets less liabilities, excluding from such assets all Intangibles; (ii) "Intangibles" means and includes general intangibles (as that term is defined in the Uniform Commercial Code); accounts receivable and advances due from officers, directors, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' sole discretion; (iii) "Debt" means all of Dealer's liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties, or with respect to which Dealer has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Dealer; (iv) "Subordinated Debt" means all of Dealer's Debt which is subordinated to the payment of Dealer's liabilities to DFS by an agreement in form and substance satisfactory to DFS; (v) "Working Capital" means Current Tangible Assets less current liabilities; and (v) "Current Tangible Assets" means Dealer's current assets less, to the extent otherwise included herein, all Intangibles. The foregoing terms shall be determined in accordance with generally accepted accounting principles consistently applied, and, if applicable, on a consolidated basis."

        5. In addition to the events of default set forth in the Agreement, Dealer will be in default to DFS under the Agreement upon the occurrence of a default by Dealer to U.S. Bank of Washington, N.A. (or any successor bank or lending institution to the loan facility currently in effect between Dealer and U.S. Bank of Washington, N.A.), and the expiration of any applicable cure period granted by such bank to Dealer. Dealer will not be entitled to any cure period under the Agreement with respect to any such default.

        6. Attached hereto as Exhibit A is a list of all of Dealer's subsidiaries and affiliates, their respective principal places of business and states or registries of incorporation. Upon the creation of any NEW subsidiaries or affiliates, Dealer will promptly provide DFS with a revised Exhibit A which reflects such new subsidiaries and affiliates.

        All other terms and provision of the Agreement, to the extent consistent with the foregoing, are hereby ratified and will remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, Dealer and DFS have both read this Amendment to the Agreement for Wholesale Financing, understand all the terms and provisions hereof and agree to be bound thereby and subject thereto as of this 23rd day of April, 1997.

                                       MULTIPLE ZONES INTERNATIONAL, INC.


Attest:
                                       By:     [SIG]
[SIG]                                    -------------------------------
--------------------------------       Title:  SVP Finance, CFO
(Assistant) Secretary                        ---------------------------

                                       DEUTSCHE FINANCIAL SERVICES CORPORATION

                                       By:     [SIG]
                                         -------------------------------
                                       Title: Regional Vice President
                                              ---------------------------

                      SECRETARY'S CERTIFICATE OF RESOLUTION

        I certify that I am the Secretary or Assistant Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

        Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

        "RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from Deutsche Financial Services Corporation ("DFS") in such amounts and on such terms as such officers, directors or agents deem proper; to enter into financing, security, pledge and other agreements with DFS relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; execute and deliver any and all assignments, loan requests and schedules; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to DFS as collateral security for any obligations of this corporation to DFS, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

        I do further certify that the following are the names and specimen signatures of the officers and agents of said corporation so empowered and authorized, namely:

President:
                ------------------------        -------------------------------
                      (Print Name)                      (Signature)

Vice-President:      Peter J. Biere                         [SIG]
                ------------------------        -------------------------------
                      (Print Name)                      (Signature)

Secretary:        Robert L. Hines, Jr.                      [SIG]
                ------------------------        -------------------------------
                      (Print Name)                      (Signature)

Agent:                 Paul Kerwin                          [SIG]
               ------------------------        -------------------------------
                      (Print Name)                      (Signature)

Agent:              Barbara Fastiggi                        [SIG]
               ------------------------        -------------------------------
                      (Print Name)                      (Signature)


      IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

Dated:      4/23/97      ,1997                           [SIG]
      -------------------                    -------------------------------
                                             (Assistant) Secretary


                                             MULTIPLE ZONES INTERNATIONAL, INC.
      (SEAL)

                                    EXHIBIT A

                           SUBSIDIARIES AND AFFILIATES

                          [To be provided by Dealer.]